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                                                       Registration No. 333-____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       MERIDIAN MEDICAL TECHNOLOGIES, INC.
             ------------------------------------------------------
             (Exact Name of registrant as specified in its charter)

             Delaware                                          52-0898764
 -------------------------------                            ----------------
 (State or other jurisdiction of                            (I.R.S. Employer
  incorporation or organization)                           Identification No.)

                             10240 Old Columbia Road
                            Columbia, Maryland 21046
          -------------------------------------------------------------
          (Address, including zip code, of principal executive offices)

        Meridian Medical Technologies, Inc. 1997 Long-Term Incentive Plan
        -----------------------------------------------------------------
                            (Full title of the plan)

                                 James H. Miller
                 Chairman, President and Chief Executive Officer
                       Meridian Medical Technologies, Inc.
                             10240 Old Columbia Road
                            Columbia, Maryland 21046
                                 (401) 309-6830
            (Name, address, including zip code, and telephone number
                   including area code, of agent for service)

                                    Copy to:
                               Steven Kaplan, Esq.
                                 Arnold & Porter
                              555 12th Street, N.W.
                             Washington, D.C. 20004
                                 (202) 942-5998
                              ---------------------

                         Calculation of Registration Fee

------------------------------------------------------------------------------------------------------------
 Title of securities to be      Amount to be      Proposed maximum      Proposed maximum        Amount of
         registered              registered      offering price per    aggregate offering     registration
                                                     unit(1)(2)             price(2)             fee(3)
------------------------------------------------------------------------------------------------------------
        Common Stock              500,000              $8.334              $4,172,000           $1,101.41
------------------------------------------------------------------------------------------------------------

(1) Calculated on the basis of the average of the high and low sale prices of the Registrant's Common Stock as reported on March 9, 2000 on the Nasdaq National Market which date is within 5 business days prior to the date of the filing of this Registration Statement.
(2) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h).
(3) In addition to the shares being registered by this Registration Statement, this Registration Statement also relates to shares of the Registrant's Common Stock issuable pursuant to the same employee benefit plan for which Registration Statements on Form S-8, Nos. 33-26681, 33-34045 and 33-46981 are currently effective. Registration fees of $100.00, $285.94 and $1,640.63 were paid, respectively, upon the initial filings of the Registration Statements registering 100,000, 150,000 and 250,000 shares of Common Stock, respectively, and of such shares of Common Stock, 191,227 are being carried forward pursuant to this Registration Statement.

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

         Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus that relates to shares of Common Stock registered pursuant to this Registration Statement also relates to 191,227 shares of Common Stock registered pursuant Registration Statement Nos. 33-26681, 33-34045 and 33-46981.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Meridian Medical Technologies, Inc. ("Registrant" or "Company") (File No. 0-05958) with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended ("Exchange Act"), are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the year ended July 31, 1999.

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended October 31, 1999 and January 31, 2000.

         (c) The description of the common stock of the Company, par value $0.10 per share ("Common Stock"), contained in a registration statement on Form 8-A filed by the Company on December 30, 1971, and any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Registrant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all Common Stock offered hereby has been sold or which deregisters such Common Stock then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and shall be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or so superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         The consolidated financial statements of the Company appearing in the Company's annual report (Form 10-K) for the year ended July 31, 1999 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

         Documents incorporated herein by reference in the future will include financial statements, related schedules (if required) and independent auditors' reports, which financial statements and schedules will have been audited to the extent and for the periods set forth in such reports by the firm or firms rendering such reports, and, to the extent so audited and consent to incorporation by reference is given, will be incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

         Arnold & Porter, special counsel to the Company, has delivered its legal opinion to the effect that the issuance and sale of the Common Stock offered hereby have been duly authorized by the Company and that, when issued upon the exercise of options and stock appreciation rights or as incentive shares in accordance with the terms of the Meridian Medical Technologies, Inc. 1997 Long-Term Incentive Plan and for legal consideration of not less than $0.10 per share, will be validly issued and will be fully paid and nonassessable, and when issued pursuant to the award of restricted stock in accordance with the terms of the Meridian Medical Technologies, Inc. 1997 Long-Term Incentive Plan and for legal consideration of not less than $0.10 per share, will be validly issued, and upon the lapse of restrictions provided under such award, will be fully paid and nonassessable. A partner in Arnold & Porter serves as the Company's Corporate Secretary.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law ("DGCL"), permits, under certain circumstances, the indemnification of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving in a similar capacity for another enterprise at the request of the corporation. To the extent that a director, officer, employee or agent of the corporation has been successful in defending any such proceeding, the DGCL provides that he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         With respect to a proceeding by or in the right of the corporation, such person may be indemnified against expenses (including attorneys' fees), actually and reasonably incurred, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. The DGCL provides, however, that indemnification shall not be permitted in such a proceeding if such person is adjudged liable to the corporation unless, and only to the extent that, the court, upon application, determines that he is entitled to indemnification under the circumstances. With respect to proceedings other than those brought by or in the right of the corporation, notwithstanding the outcome of such a proceeding, such person may be indemnified against judgments, fines and amounts paid in settlement, as well as expenses, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reason to believe his conduct was unlawful. Except with respect to mandatory indemnification of expenses to successful defendants as described in the preceding paragraph or pursuant to a court order, the indemnification described in this paragraph may be made only upon a determination in each specific case (1) by majority vote of the directors that are not parties to the proceeding, even though less than a quorum, or (2) by a committee of the directors that are not a party to the proceeding who have been appointed by a majority vote of directors who are not a party to the proceeding, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

         The DGCL permits a corporation to advance expenses incurred by a proposed indemnitee in advance of final disposition of the proceeding, provided that the indemnitee undertakes to repay such advanced expenses if it is ultimately determined that he is not entitled to indemnification. Also, a corporation may purchase insurance on behalf of an indemnitee against any liability asserted against him in his designated capacity, whether or not the corporation itself would be empowered to indemnify him against such liability.

         The Company has adopted provisions in its First Amended and Restated Certificate of Incorporation that provide for indemnification of its officers and directors to the maximum extent permitted under the DGCL.

         As authorized by the DGCL, the Company's First Amended and Restated Certificate of Incorporation limits the liability of directors of the Corporation for monetary damages. The effect of this provision is to eliminate the rights of the Company and its stockholders to recover monetary damages against a director for breach of the fiduciary duty of care as a director except in certain limited situations. This provision does not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. This provision will not alter the liability of directors under federal securities laws.

         The Company has purchased an insurance policy that purports to insure the officers and directors of the Corporation against certain liabilities incurred by them in the discharge of their functions as such officers and directors.

         The foregoing descriptions are general summaries only. Reference is made to the full text of the Company's First Amended and Restated Certificate of Incorporation, filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended July 31, 1997 (File No. 0-05958), which is incorporated herein by reference.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

         The exhibits listed on the Exhibit Index on page II-9 of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

Item 9.  Undertakings

The Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act").

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         4. That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such new securities at that time shall be deemed to be the initial bona fide offering thereof.

         5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Columbia, State of Maryland, on March 15, 2000.

                                 MERIDIAN MEDICAL TECHNOLOGIES, INC.


                                 By:  /s/ James H. Miller
                                      ---------------------------------------
                                      James H. Miller
                                      Chairman, President and Chief Executive
                                        Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                               Title                                     Date
---------                               -----                                     ----

/s/ James H. Miller                     Chairman of the Board,                    March 15, 2000
-----------------------------           President and CEO (Principal
James H. Miller                         Executive Officer)


/s/ Dennis P. O'Brien                   Vice President and Chief                  March 15, 2000
-----------------------------           Financial Officer (Principal
Dennis P. O'Brien                       Financial and Accounting Officer)


/s/ Bruce M. Dresner*                   Director                                  March 15, 2000
-----------------------------
Bruce M. Dresner

/s/ Robert G. Foster*                   Director                                  March 15, 2000
-----------------------------
Robert G. Foster

/s/ E. Andrews Grinstead, III*          Director                                  March 15, 2000
-----------------------------
E. Andrews Grinstead, III

/s/ David L. Lougee*                    Director                                  March 15, 2000
-----------------------------
David L. Lougee

*By: /s/ James H. Miller
-----------------------------
     James H. Miller
     Attorney-in-fact




                                      II-8

                                INDEX TO EXHIBITS


Exhibit 4 Meridian Medical Technologies, Inc. 1997 Long-Term Incentive Plan, filed herewith.

Exhibit 5              Opinion of Arnold & Porter, filed herewith.

Exhibit 23.1 Consent of Arnold & Porter, included in the opinion filed as Exhibit 5 hereto.

Exhibit 23.2           Consent of Ernst & Young LLP, filed herewith.

Exhibit 24 Powers of Attorney of certain directors of Meridian Medical Technologies, Inc., filed herewith.















                                      II-9